Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

GigCapital5, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1) (2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(4)
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.0001	Rule 457(a)	14,807,937	N/A	$153,262,147.95	$110.20 per $1,000,000	$16,889.49
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$16,889.49
	Total Fees Previously Paid							$0
	Total Fee Offsets							$16,889.49
	Net Fee Due							$0

(1)

Based on the maximum number of shares of Combined Company Common Stock to be issued in connection with the Business Combination (excluding shares of QT Imaging capital stock issued to certain current stockholders who have previously committed to deliver written consents to vote in favor of the Merger).

(2)

Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends and/or similar transactions.

(3)

Pursuant to Rules 457(c) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is estimated to be an amount equal to $153,262,147.95, calculated as the product of (i) 14,807,937 shares of Common Stock, the estimated maximum number of shares of Common Stock that may be issued in the Business Combination (excluding shares of QT Imaging capital stock issued to certain current stockholders who have previously committed to deliver written consents to vote in favor of the Merger) and (ii) $10.35, the average of the high and low trading prices of Common Stock on February 10, 2023 (within five business days prior to the date of this registration statement).

(4)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by the Fee Rate.

Table 2: Fee Offset Claims and Sources

Registrant or Filer Name	Form of Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fees Offset Claims
Fees Offset Sources
Rule 457(p)
Fees Offset Claims	GigCapital5, Inc.	S-1	333-254038 (1)	March 9, 2021		16,889.49	Equity	Units, each consisting of one share of common stock, $0.0001 par value, and one-third of one redeemable warrant(2)	17,250,000	$18,819.75
Fees Offset Sources	GigCapital5, Inc.	S-1	333-254038 (1)	March 9, 2021

(1)

The registrant reduced the offering size in connection with the registration statement on Form S-1 (No. 333-254038) by filing Amendment No. 3 to the registration statement on August 23, 2021, by which a number of securities offered in the registration statement was reduced from 35,000,000 units (or up to 40,250,000 units if the underwriters exercise their over-allotment option in full) to 20,000,000 units (or up to 23,000,000 units if the underwriters exercise their over-allotment option in full). The registration statement on Form S-1 was declared effective on September 23, 2021 and the registrant sold 23,000,000 units.

(2)

The unit structure was subsequently changed by filing Amendment No. 4 to the registration statement on Form S-1 on September 20, 2021, so that each unit consisted of one share of common stock and one redeemable warrant.